UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2017

HAWAIIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2017, the Board of Directors (the “Board”) of Hawaiian Holdings, Inc. (the “Registrant”) increased the size of the Board from ten to eleven directors and appointed Abhinav "Abhi" Dhar to fill the newly created seat.
As a non-employee director, Mr. Dhar will receive the compensation and travel benefits provided under the Registrant’s previously disclosed non-employee director compensation policy. This includes a base annual retainer of $70,000. Additionally, as a new non-employee director, Mr. Dhar was automatically granted 1,279 restricted stock units upon his appointment to the Board. These restricted stock units will vest in full on the day prior to the Registrant’s 2018 annual meeting of stockholders provided that Mr. Dhar continues to serve as a director through such date.
The Registrant and Mr. Dhar will also enter into the Registrant’s standard form of indemnification agreement.
There are no transactions between Mr. Dhar and the Registrant that would be reportable under Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Dhar’s appointment is attached hereto as Exhibit 99.1.

(d) Exhibits.
99.1    Press Release dated September 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: September 14, 2017	By:	/s/ Aaron J. Alter
Name: Aaron J. Alter Title: Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

99.1 Press Release dated September 14, 2017.